Exhibit 3.5

CERTIFICATE OF FORMATION

OF

PINNACLE FOODS GROUP LLC

This Certificate of Formation of Pinnacle Foods Group LLC (the “Company”), is being duly executed and filed by Jeffrey C. DeMartino, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq).

FIRST:	The name of the limited liability company formed hereby is Pinnacle Foods Group LLC.

SECOND:	The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:	The name and address of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Pinnacle Foods Group LLC this 25th day of September, 2007.

By:	/s/ Anthony LoBue
	Name:	Anthony LoBue
	Title:	Authorized Person